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                                                                    Exhibit 99





                           WENDY'S FIRST QUARTER SALES
                       AND EPS TRENDING ABOVE EXPECTATIONS

     DUBLIN, Ohio (March 17, 1999) -- Wendy's International, Inc. (NYSE: WEN) today announced that sales for the first quarter, which ends on April 4, 1999, are trending stronger than expected.
     Average unit volumes (AUVs) at Wendy's(R) U.S. company operated restaurants have increased about 14% quarter to date through March 14 and have increased for 34 consecutive months. Wendy's same-store sales are up about 10% quarter to date. Tim Hortons' same-store sales in Canada have increased about 10% quarter to date.
     Management expects the strong sales and aggressive cost controls to produce better than planned first quarter earnings.
     Total diluted earnings per share for the first quarter are expected to be $0.23 or $0.24, a 28% to 33% increase over $0.18 a year ago. Total diluted EPS for the first quarter is expected to include about $0.01 in gains from the sale of real estate, franchising and fees. Base EPS (total diluted EPS less gains) is expected to be $0.22 to $0.23 for the quarter, a 22% to 28% increase over last year. In the first quarter a year ago, total diluted EPS included an insignificant amount of gains.

PROJECTED 1999 1ST QUARTER DILUTED EPS V. ACTUAL 1998

                  1Q-1999                  1Q-1998
                  -------                  -------
Base EPS          $0.22 to 0.23            $0.18
Gains             $0.01                    $0.00
                  -----------------        -----
Total EPS         $0.23 to 0.24            $0.18

     "Sales at Wendy's North America and Tim Hortons(R) Canada are above plan this quarter, building off the positive momentum from the second half of 1998," said Chairman, CEO and President Gordon F. Teter. "Improved restaurant operations, balanced and effective marketing, and quality products are driving the sales increases. Customer response to our Monterey Ranch Chicken Sandwich promotion at Wendy's and the new Cafe Mocha drink at Tim Hortons has been very favorable.
     "With the strong sales trends, we expect significant improvement in first quarter domestic Wendy's margins versus a year ago despite ongoing labor cost pressures," Teter said. "Also, we are pleased with the results from our store-level productivity programs and effective control of general and administrative costs."
     Due to the strong quarter, management is raising its 1999 Base EPS growth goal to a range of 15% to 17.5%, up from the previously announced goal of 12% to 15%. Base EPS was $1.03 in 1998, excluding non-recurring charges. The Company expects a total of $.06 to $.07 in gains during 1999 from the sale of real estate, franchising and fees. Management's long-term goal for Base EPS growth remains 12% to 15%.
     The Company will release complete results for the quarter on May 4, the same day as Wendy's Annual Meeting of Shareholders in Columbus, Ohio.



Contact: John D. Barker 614-764-3044



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                          SAFE HARBOR UNDER THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

         Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements:

         Competition: The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel, and type and quality of food. The Company and its franchisees compete with international, regional, and local organizations primarily through the quality, variety, and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company's competitors have substantially larger marketing budgets.
         Economic, Market and Other Conditions: The quick-service restaurant industry is affected by changes in national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, and the type, number and location of competing restaurants. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.
         Importance of Locations: The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.
         Government Regulation: The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination, and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company's franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship.
         Growth Plans: The Company plans to increase the number of systemwide Wendy's and Tim Hortons restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.
         The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.
         International Operations: The Company's business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax


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systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.
         Disposition of Restaurants: The disposition of Company-operated restaurants to new or existing franchisees is part of the Company's strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The expectation of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.
           Transactions to Improve Return on Investment: The Company owns several notes receivable issued by franchisees. The Company has entered into an agreement with a third party lender that permits the lender to contact franchisees, offer to refinance notes and enter into commitments to refinance such notes on or before March 31, 1999. The Company expects that a substantial portion of the notes will be refinanced. However, franchisees could decide to not refinance for various reasons, including changes in economic, credit market or other conditions, and the Company cannot require franchisees to refinance. In addition, the timing of refinancing transactions would be controlled by the lender and franchisees. As a result, there is no assurance as to when the Company could receive cash proceeds or realize income from refinancing transactions.
         The sale of real estate previously leased to franchisees is generally part of the program to improve the Company's return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.
           Year 2000: The Company anticipates timely completion of its program to address year 2000 issues. However, if the new information systems are not implemented on a timely basis, modifications to existing systems cannot be accomplished on a timely basis, information technology resources do not remain available, or other unanticipated events occur, there would be adverse financial and operational effects on the Company. The amount of these effects cannot be ascertained at this time.
           Although the Company has not been informed of material year 2000 issues by third parties with which it has a material relationship or franchisees, there is no assurance that these entities will be year 2000 compliant on a timely basis. Unanticipated failures or significant delays in furnishing products or services by third parties or general public infrastructure service providers, or the inability of franchisees to perform sales reporting and financial management functions or to make timely payments to the Company or suppliers, could have a material adverse effect on results of operations, financial condition and/or liquidity.
         Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.


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